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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 3, 1997
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                             WEBTV NETWORKS, INC.
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            (Exact name of registrant as specified in its charter)


         CALIFORNIA                                             77-0406905
(State or other jurisdiction of    (Commission File No.)       (IRS Employer
 incorporation)                                              Identification No.)


                               305 Lytton Avenue
                               Palo Alto, CA 94301
                                (415) 326-3240
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                  (Address, including zip code, and telephone
             number including area code, of registrant's principal
                               executive office)
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FORM 8-K

Item 4.  Changes in Registrant's Certifying Accountant.

     A. Effective October 3, 1997, Web TV Networks, Inc. ("WNI") dismissed its prior certifying accountants, Ernst & Young LLP and retained as its new accountants, Deloitte & Touche LLP. Ernst & Young LLP's report on WNI's financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by WNI's Board of Directors.

     During the last two fiscal years and the subsequent interim periods to the date hereof, there were no disagreements between Web TV and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. There were no events that have occurred pursuant to Item 304(a)(l)(v) with respect to Web TV within the last two fiscal years and the subsequent interim periods to the date hereof.

     B. Effective October 3, 1997, WNI engaged Deloitte & Touche LLP as its principal accountants. During the last two fiscal years and the subsequent interim periods to the date hereof, WNI did not consult Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (c)  Exhibits:

         99.1 Letter of Ernst & Young L.L.P. to the Securities and Exchange Commission pursuant to Item 304(a)(3) of
            Regulation S-K.


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Web TV Networks, Inc.

October 7, 1997         /s/ Robert A. Eshelman


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                            Secretary and Director